Exhibit 10.2

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	July 1 through 31

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

Amounts reported should be from the debtor's books and not the bank statement. The beginning cash should be the ending cash from the prior month or, if this is the first report, the amount should be the balance on the date the petition was filed. The amounts reported in the "CURRENT MONTH -ACTUAL" column must equal the sum of the four bank account columns. Attach copies of the bank statements and the cash disbursement journal. The total disbursements listed in the disbursements journal must equal the total disbursements reported on this page. A bank reconciliation must be attached for each account. [Sec MOR-I (CON'T)]

		BANK ACCOUNTS
Account Type	OPERATING	PAYROLL		TAX	OTHER	CURRENT MONTH ACTUAL (TOTAL OF ALL ACCOUNTS)
ACCOUNT NUMBER (LAST 4 DIGITS)
CASH BEGINNING OF MONTH	$6,450		$-	$-	$-	$6,450
RECEIPTS
CASH SALES	-		-	-	-	-
ACCOUNTS RECEIVABLE - PREPETITION			-	-	-	-
ACCOUNTS RECEIVABLE - POSTPETITTON			-	-	-	-
LOANS AND ADVANCES			-	-	-	-
SALE OF ASSETS			-	-	-	-
OTHER (Attach List)			-	.	.	-
TRANSFERS (From Subsidiaries)	596,958		-	-	-	596,958
TOTAL RECEIPTS	596,958		-	-	-	596,958
DISBURSEMENTS
NET PAYROLL	(69,971)			-	-	(69,971)
PAYROLL TAXES	(31,077)		-	-	-	(31,077)
EMPLOYEE BENEFITS	(8,655)		-	-	-	(8,655)
TRAVEL EXPENSES	(8,409)		-	-		(8,409)
SALES, USE, & OTHER TAXES	(16,054)		-	-	-	(16,054)
INVENTORY PURCHASES	-		-	-		-
SECURED/ RENTAL/ LEASES	(16,407)		-	-	-	(16,407)
INSURANCE	-		-	-	-	-
ADMINISTRATIVE	(11.922)		-	-	-	(11,922)
TEMPORARY SERVICES	(49,281)		-	-	-	(49,281)
CONSULTING FEES	(21,175)		-	-	-	(21.175)
DIRECTOR FEES & EXPENSES	(19,000)			-	-	(19,000)
OWNER DRAW	-		-	-	-	-
TRANSFERS (To/For Subsidaries)	(15,039)		-	-	-	(15,039)
PROFESSIONAL FEES	(47,528)			-	-	(47,528)
U.S. TRUSTEE QUARTERLY FEES	(4,875)		-	-	-	(4,875)
COURT COSTS			-	-	-	-
TOTAL DISBURSEMENTS	(319,393)		-	-	-	(319,393)

NET CASH FLOW	277,565		-	-	-	277,565
(RECEIPTS LESS DISBURSEMENTS)

CASH-END OF MONTH	$284,015	$		$-	$-	$284,015
* COMPENSATION TO SOLE PROPRIETORS FOR SERVICES RENDERED TO BANKRUPTCY ESTATE						0

Cash Receipts and Disbursements - Information Sunnortine above Amounts:
OTHER RECEIPTS:

-
-
TOTAL OTHER RECEIPTS	$-

TRANSFERS IN FROM SUBSIDIARIES:
Mitchell Site Acquisition, Inc.	$150,000
Viasys	$15,000
Cotton	$100,000
Contemporary Constructors, Inc.	$76,814
Cotton Telecom	$5,144
LFC, Inc	$185,000
Ayin Tower Management	$65,000
TOTAL TRANSFERS IN	$596,958

TRANSFERS OUT TO/FOR THE BENEFIT OF SUBSIDIARIES:
Contemporary Constructors, Inc.	$15,039
-
TOTAL TRANSFERS OUT	$15,039

THE FOLLOWING SECTION MUST BE COMPLETED

DISBURSEMENTS FOR CALCULATING U.S. TRUSTEE QUARTERLY FEES: {FROM CURRENT MONTH ACTUAL COLUMN)

TOTAL DISBURSEMENTS	$319,393